As filed with the Securities and Exchange Commission on September 5, 2006

REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

ALTEON INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3304550
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

6 Campus Drive
Parsippany, New Jersey 07054
(Address, Including Zip Code, of Principal Executive Offices)

ALTEON INC. 2005 STOCK PLAN
(Full Title of the Plan)

NOAH BERKOWITZ
PRESIDENT AND CHIEF EXECUTIVE OFFICER
ALTEON INC.
6 CAMPUS DRIVE
PARSIPPANY, NEW JERSEY 07054
(201) 934-5000
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

with a copy to:

WILLIAM T. WHELAN, ESQ.
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
ONE FINANCIAL CENTER
BOSTON, MA 02111
(617) 542-2241

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value	5,000,000 shares	$.16	$800,000	$535.00
Rights to purchase Series F Preferred Stock	(3)	(3)	(3)	None

(1)
The number of shares of common stock, par value $.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted or upon the exercise of options or issuance of stock awards which may hereafter be granted under the Alteon Inc. 2005 Stock Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the American Stock Exchange as of a date (August 30, 2006) within five business days prior to filing this Registration Statement.

(3)	No separate consideration will be received for the Rights.

EXPLANATORY NOTE

The Company registered 5,000,000 shares under its 2005 Stock Plan (the “Plan”) on a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on July 13, 2005 (File No. 333-126563). In conjunction with an amendment to that Plan, the Company is registering an additional 5,000,000 shares under the Plan.

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 30, 2006.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 14, 2006.

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 15, 2006.

(4)	The Registrant’s Current Report on Form 8-K, filed on January 27, 2006.

(5)	The Registrant’s Current Report on Form 8-K, filed on February 6, 2006.

(6)	The Registrant’s Current Report on Form 8-K, filed on April 19, 2006.

(7)	The Registrant’s Current Report on Form 8-K, filed on April 21, 2006.

(8)	The Registrant’s Current Report on Form 8-K, filed on May 3, 2006.

(9)	The Registrant’s Current Report on Form 8-K, filed on May 9, 2006.

(10)	The Registrant’s Current Report on Form 8-K, filed on May 16, 2006 (except with respect to the items reported under Item 2.02 of such Form 8-K).

(11)	The Registrant’s Current Report on Form 8-K, filed on May 16, 2006.

(12)	The Registrant’s Current Report on Form 8-K, filed on July 10, 2006.

(13)	The Registrant’s Current Report on Form 8-K, filed on July 25, 2006.

(14)	The Registrant’s Current Report on Form 8-K/A, filed on September 5, 2006.

(15)	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the Commission under the Exchange Act, filed on June 22, 2006.

(16)
The description of the Registrant's Common Stock included in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, filed on November 1, 1991, including any amendment or report filed for the purpose of updating such description.

(17)
The description of the Rights under the Registrant’s Rights Agreement (which are currently transferred with the Registrant’s Common Stock) contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-19529), filed under the Exchange Act, filed on August 4, 1995, including any amendment or report filed for the purposes of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from Part II, Item 15 of the Registrant’s Registration Statement on Form S-3, File No. 333-134584.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(3.1)
Restated Certificate of Incorporation of the Registrant, as amended. (Incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-Q filed on November 10, 1999, SEC File No. 000-19529.)

(3.2)
Certificate of the Voting Powers, Designations, Preference and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series F Preferred  Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, SEC File No. 001-16043.)

(3.3)
Certificate of Retirement of Alteon Inc., dated September 10, 2000. (Incorporated by reference  to Exhibit 3.1 to the Company’s Report on Form 10-Q filed on November 10, 1999, SEC File Number 000-19529.)

(3.4)
Certificate of Designations of Series G Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997, SEC File No. 000-19529.)

(3.5)
Certificate of Amendment of Certificate of Designations of Series G Preferred Stock of Alteon  Inc. (Incorporated by reference to Exhibit 3.4 to the Registrant's Report on Form 10-Q filed on August 14, 1998, SEC File No. 000-19529.)

(3.6)
Certificate of Designations of Series H Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, SEC File No. 000-19529.)

(3.7)
Certificate of Retirement of Alteon Inc., dated November 20, 2000. (Incorporated by reference to  Exhibit 3.8 to the Company’s Annual Report on Form 10-K for the year ended December 31,  2000, SEC File Number 001-16043.)

(3.8)
Amended Certificate of Designations of Series H Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.6 to the Registrant’s Report on Form 10-Q filed on August 14, 1998, SEC File No. 000-19529.)

(3.9)
Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc., dated June 6, 2001. (Incorporated by reference to Exhibit 3.8 to the Registrant's Report on Form 10-Q filed on August 14, 2001, SEC File No. 001-16043.)

(3.10)
Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc., dated September 7, 2004. (Incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-Q filed on November 9, 2004, SEC File No. 001-16043.)

(3.11)
Amended Certificate of Designations of Series G Preferred Stock of Alteon Inc., dated October 6,  2004. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Report on Form 10-Q filed on November 9, 2004, SEC File No. 001-16043.)

(3.12)
Amended Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions or Series F Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.1.1 to the Registrant's Report on Form 10-Q filed on August 9, 2005, SEC File No. 001-16043.)

(3.13)
Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc., dated October 24, 2005. (Incorporated by reference to Exhibit 3.14 to the Registrant’s Report on Form 10-K filed on March 30, 2006, SEC File No. 001-16043.)

(3.14)*	Certificate of Amendment to the Corrected Certificate of Designations of Series G Preferred Stock of Alteon Inc. dated July 20, 2006.

(3.15)*	Certificate of Amendment to the Corrected Certificate of Designations of Series H Preferred Stock of Alteon Inc. dated July 20, 2006.

(3.16)	By-laws, as amended. (Incorporated by reference to Exhibit 3.10 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, SEC File No. 001-16043.)

(4.1)
Stockholders’ Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of July 27, 1995. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, SEC File No. 001-16043.)

(4.2)
Amendment to Stockholders’ Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of April 24, 1997. (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on May 9, 1997, SEC File No. 000-19529.)

(4.3)
Registration Rights Agreement between Alteon Inc. and the investors named on the signature page thereof, dated as of April 24, 1997. (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on May 9, 1997, SEC File No. 000-19529.)

(4.4)	Form of Common Stock Purchase Warrant. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 9, 1997, SEC File Number 000-19529.)

(4.5)
Amendment to Stockholders' Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of December 1, 1997. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 10, 1997, SEC File No. 000-19529.)

(4.6)	Registration Rights Agreement, dated September 29, 2000. (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on October 5, 2000, SEC File No. 001-16043.)

(4.7)	Form of Series 1 Common Stock Purchase Warrant. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 5, 2000, SEC File Number 001- 16043.)

(4.8)	Form of Series 2 Common Stock Purchase Warrant. (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on October 5, 2000, SEC File Number 001- 16043.)

(4.9)
Notice of Appointment of The American Stock Transfer & Trust Company as successor Rights Agent, dated August 29, 2002, pursuant to Stockholders' Rights Agreement dated as of July 27, 1995. (Incorporated by reference to Exhibit 4.4 of the Registrant’s Report on Form 10-Q filed on November 13, 2002, SEC File No. 001-16043.)

(4.10)
Form of Common Stock Purchase Warrant, dated July 2, 2004. (Incorporated by reference to  Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the year ended December 31,  2005, SEC File Number 000-16043.)

(4.11)
Form of Common Stock Purchase Warrant, dated January 5, 2005. (Incorporated by reference to  Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the year ended December 31,  2005, SEC File Number 000-16043.)

(4.12)
Amended and Restated Stockholder Rights Agreement between Alteon Inc. and American Stock Transfer & Trust Company as Rights Agent, dated as of July 27, 2005. (Incorporated by  reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A filed  on July 27, 2005, SEC File No. 001-16043.)

(4.13)
Registration Rights Agreement by and between Alteon Inc. and the Purchasers named therein  dated as of April 19, 2006. (Incorporated by reference to Exhibit 10.2 to the Registrant’s  Registration Statement on Form S-3 filed on May 31, 2006, SEC File No. 333-134584.)

(4.14)
Form of Warrant issued to investors pursuant to the Securities Purchase Agreement, dated as of April 19, 2006, by and between the Company and the Purchasers named therein. (Incorporated  by reference to Exhibit 4.27 to the Registrant’s Registration Statement on Form S-3 filed on May 31, 2006, SEC File No. 333-134584.)

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(10.1)*	Alteon Inc. 2005 Stock Plan.

(23.1)*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)*	Consent of J.H. Cohn LLP.

(23.3)*	Consent of KPMG LLP.

(24)*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
________________
*Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That:

(A)    Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration  Statement is on Form S-8 (§ 230.16b of this chapter), and the information required to be included  in a post-effective amendment by those paragraphs is contained in reports filed with or furnished  to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities  Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this  Registration Statement; and

(B)    Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the  Registration Statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this  chapter) and the information required to be included in a post-effective amendment by those  paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are  incorporated by reference in the registration statement, or is contained in a form of prospectus  filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the Registration  Statement.

(C)    Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if  the Registration Statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of  this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included  in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§  229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey on September 5, 2006.

ALTEON INC.

By: /s/ Noah Berkowitz
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Noah Berkowitz and Kenneth I. Moch, and each of them, singly, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Alteon Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Noah Berkowitz	President and	September 5, 2006
Noah Berkowitz, M.D., Ph.D.	Chief Executive Officer

/s/ Jeffrey P. Stein	(acting principal financial	September 5, 2006
Jeffrey P. Stein, CPA	and accounting officer)

/s/ Kenneth I. Moch	Non-Executive Chairman of	September 5, 2006
Kenneth I. Moch	the Board of Directors

/s/ Marilyn G. Breslow	Director	September 5, 2006
Marilyn G. Breslow

/s/ Thomas A. Moore	Director	September 5, 2006
Thomas A. Moore

/s/ George M. Naimark, Ph.D.	Director	September 5, 2006
George M. Naimark, Ph.D.

/s/ Wayne Yetter	Director	September 5, 2006
Wayne Yetter

/s/ Mary Tanner	Director	September 5, 2006
Mary Tanner

ALTEON INC.

INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

(3.1)
Restated Certificate of Incorporation of the Registrant, as amended. (Incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-Q filed on November 10, 1999, SEC File No. 000-19529.)

(3.2)
Certificate of the Voting Powers, Designations, Preference and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series F Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, SEC File No. 001-16043.)

(3.3)
Certificate of Retirement of Alteon Inc., dated September 10, 2000. (Incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 10-Q filed on November 10, 1999, SEC File Number 000-19529.)

(3.4)
Certificate of Designations of Series G Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997, SEC File No. 000-19529.)

(3.5)
Certificate of Amendment of Certificate of Designations of Series G Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.4 to the Registrant's Report on Form 10-Q filed on August 14, 1998, SEC File No. 000-19529.)

(3.6)
Certificate of Designations of Series H Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, SEC File No. 000-19529.)

(3.7)
Certificate of Retirement of Alteon Inc., dated November 20, 2000. (Incorporated by reference to Exhibit 3.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, SEC File Number 001-16043.)

(3.8)
Amended Certificate of Designations of Series H Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.6 to the Registrant’s Report on Form 10-Q filed on August 14, 1998, SEC File No. 000-19529.)

(3.9)
Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc., dated June 6, 2001. (Incorporated by reference to Exhibit 3.8 to the Registrant's Report on Form 10-Q filed on August 14, 2001, SEC File No. 001-16043.)

(3.10)
Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc., dated September 7, 2004. (Incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-Q filed on November 9, 2004, SEC File No. 001-16043.)

(3.11)
Amended Certificate of Designations of Series G Preferred Stock of Alteon Inc., dated October 6, 2004. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Report on Form 10-Q filed on November 9, 2004, SEC File No. 001-16043.)

(3.12)
Amended Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions or Series F Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.1.1 to the Registrant's Report on Form 10-Q filed on August 9, 2005, SEC File No. 001-16043.)

(3.13)
Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc., dated October 24, 2005. (Incorporated by reference to Exhibit 3.14 to the Registrant’s Report on Form 10-K filed on March 30, 2006, SEC File No. 001-16043.)

(3.14)*	Certificate of Amendment to the Corrected Certificate of Designations of Series G Preferred Stock of Alteon Inc. dated July 20, 2006.

(3.15)*	Certificate of Amendment to the Corrected Certificate of Designations of Series H Preferred Stock of Alteon Inc. dated July 20, 2006.

(3.16)	By-laws, as amended. (Incorporated by reference to Exhibit 3.10 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, SEC File No. 001-16043.)

(4.1)
Stockholders’ Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of July 27, 1995. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, SEC File No. 001-16043.)

(4.2)
Amendment to Stockholders’ Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of April 24, 1997. (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on May 9, 1997, SEC File No. 000-19529.)

(4.3)
Registration Rights Agreement between Alteon Inc. and the investors named on the signature page thereof, dated as of April 24, 1997. (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on May 9, 1997, SEC File No. 000-19529.)

(4.4)	Form of Common Stock Purchase Warrant. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 9, 1997, SEC File Number 000-19529.)

(4.5)
Amendment to Stockholders' Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent, dated as of December 1, 1997. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 10, 1997, SEC File No. 000-19529.)

(4.6)	Registration Rights Agreement, dated September 29, 2000. (Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on October 5, 2000, SEC File No. 001-16043.)

(4.7)	Form of Series 1 Common Stock Purchase Warrant. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 5, 2000, SEC File Number 001- 16043.)

(4.8)	Form of Series 2 Common Stock Purchase Warrant. (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on October 5, 2000, SEC File Number 001- 16043.)

(4.9)
Notice of Appointment of The American Stock Transfer & Trust Company as successor Rights Agent, dated August 29, 2002, pursuant to Stockholders' Rights Agreement dated as of July 27, 1995. (Incorporated by reference to Exhibit 4.4 of the Registrant’s Report on Form 10-Q filed on November 13, 2002, SEC File No. 001-16043.)

(4.10)
Form of Common Stock Purchase Warrant, dated July 2, 2004. (Incorporated by reference to Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, SEC File Number 000-16043.)

(4.11)
Form of Common Stock Purchase Warrant, dated January 5, 2005. (Incorporated by reference to Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, SEC File Number 000-16043.)

(4.12)
Amended and Restated Stockholder Rights Agreement between Alteon Inc. and American Stock Transfer & Trust Company as Rights Agent, dated as of July 27, 2005. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A filed on July 27, 2005, SEC File No. 001-16043.)

(4.13)
Registration Rights Agreement by and between Alteon Inc. and the Purchasers named therein dated as of April 19, 2006. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-3 filed on May 31, 2006, SEC File No. 333-134584.)

(4.14)
Form of Warrant issued to investors pursuant to the Securities Purchase Agreement, dated as of April 19, 2006, by and between the Company and the Purchasers named therein. (Incorporated by reference to Exhibit 4.27 to the Registrant’s Registration Statement on Form S-3 filed on May 31, 2006, SEC File No. 333-134584.)

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(10.1)*	Alteon Inc. 2005 Stock Plan.

(23.1)*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)*	Consent of J.H. Cohn LLP.

(23.3)*	Consent of KPMG LLP.

(24)*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
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*Filed herewith